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                                                                    EXHIBIT 4.1

NUMBER
SHARES
SAXTON INCORPORATED
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
CUSIP 805630  10  0
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $0.001 PER SHARE OF SAXTON INCORPORATED, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the Corporation has caused the signatures of its duly authorized officers and its facsimile seal to be affixed hereto.
Dated:.
SECRETARY
PRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE



SAXTON CERTIFICATE BACK:

SAXTON INCORPORATED
The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative rights of each class of stock or series of the Corporation and the qualification, limitations or restrictions of such preferences and/or rights. Such requests may be made to the Transfer Agent or to the Corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common UNIF GIFT MIN ACT -        CUSTODIAN
(CUST)  (MINOR)
TEN ENT - as tenants by entities under Uniform Gifts to Minors
JT TEN - as joint tenants with right or survivorship and not as tenants in common
Act
(State)
Additional abbreviations also may be used though not in the above list.
For value received,               the undersigned hereby sells, assigns and
transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement, or any change whatever.
Please print or typewrite name, address and phone number of assignee
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated


SIGNATURE(S) GUARANTEED
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad. 15